UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2009
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932

(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502

(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
The Company is furnishing management’s presentation materials, which were prepared for a presentation at the Keefe, Bruyette & Woods Regional Bank Conference in Boston scheduled to occur on Wednesday, March 4, 2009 at 9:30 am Eastern. The Company is not undertaking to update this presentation. This report should not be deemed an admission as to the materiality of any information contained in the presentation. The full text of the presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
A live audio webcast will be available on Citizens’ investor relations page at www.citizensbanking.com. A replay will be available at the same website for 90 days. The presentation slides will also be posted to Citizens’ website prior to the event.
The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit 99.1	Presentation, dated March 4, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.

	By:	/s/ Thomas W. Gallagher Thomas W. Gallagher
	Its:	General Counsel and Secretary
Date: February 27, 2009

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Presentation, dated March 4, 2009.